PokerTek Reports Financial Results for the Fourth Quarter and Year Ended December 31, 2008

MATTHEWS, NC – February 19, 2009—PokerTek, Inc. (NASDAQ: PTEK) today reported financial results for the fourth quarter and full year ended December 31, 2008.

Significantly Improved Financial Results

•	Revenues increased 117% for the quarter and 260% year-over-year
•	Operating expenses declined 16% for the quarter and 8% year-over-year
•	Net loss improved 46% for the quarter and 41% year-over-year
•	EBITDAS, a non-GAAP financial measure, improved 75% for the quarter and 69% year-over-year
•	EPS improved 47% for the quarter and 43% year-over-year

Significantly Extended Market Leadership in Automated Poker

•	Pokerpro table count grew 46% in 2008 - 275 tables deployed in casinos worldwide.
•	Expanded regulatory footprint during 2008 to include Indiana, Iowa, and Louisiana.
•	Regulatory field trial progressing in Nevada

Successfully launched Heads-Up Challenge Amusement Business

•	Over 1000 units sold in first year of operations
•	Successful distribution network established

Improved Balance Sheet, Cost Structure and Competitive position

•	Established Credit Facility with Silicon Valley Bank during 2008
•	Finalized plan to liquidate $3.9 million Auction Rate Securities investment at par
•	Streamlined operations, reducing headcount and operating expenses
•	Secured seven certified Australian Innovation Patents
•	Successfully settled patent infringement claim

Management Comments

 “2008 was a successful year for PokerTek,” said Chris Halligan, PokerTek’s CEO.  “Our financials improved with significant increases in revenue and measurable decreases in cost.  More important, we continued to validate the market for automated poker.   We have a solid foundation as we enter 2009 and are working hard to capitalize on the large opportunities in front of us.”

Revenue

Consolidated revenue for the fourth quarter of 2008 was $3.1 million, an increase of 117% from the fourth quarter of 2007. For the full year, consolidated revenue increased 260% to $14.4 million.  Revenue growth was driven by strong performance from both PokerPro and Heads-Up Challenge.

Revenue from recurring licensing and servicing fees from PokerPro systems totaled $1.9 million for the fourth quarter, an increase of 148% from the fourth quarter of 2007.  For the full year, recurring revenues were $6.4 million, an increase of 155% from the comparable period of 2007. This growth from prior year periods was primarily driven by growth in the number of PokerPro systems deployed in casinos in the United States, Canada and on cruise ships.

Product sales totaled $1.2 million for the fourth quarter, an increase of 82% from the fourth quarter of 2007.  For the full year, product sales were $8.1 million, an increase of 434% from the comparable period of 2007.

The growth in product sales was directly attributable to the successful launch of Heads-Up Challenge and increased international sales of casino products.  Sales of Heads-Up Challenge contributed $0.8 million for the fourth quarter and $4.8 million for the full year.  Heads-up Challenge was launched in late 2007, with sales of $0.2 million in both the fourth quarter and full year of 2007.

Sales of casino products, primarily to our international distributor Aristocrat International Pty. Limited, were $0.4 million for the fourth quarter, a 29% decrease from $0.5 million in the comparable period of 2007.  For the full year, sales of casino products were $3.3 million, a 150% increase over $1.3 million in the prior year on strong demand from Aristocrat, primarily in its European markets.

Direct Cost of Revenue

Direct cost of revenue [for the fourth quarter of 2008 was $1.7 million, an increase of 37% from the comparable period of 2007. For the full year, direct cost of revenue was $8.7 million, an increase of 167% from the comparable period of 2007.    As a percent of total revenue, direct costs of revenue improved to 55% of revenue for the fourth quarter of 2008, as compared to 88% in the fourth quarter of 2007.  On a full year basis, direct cost of revenue improved to 60% of revenues from 81% in the prior year.

The improvements were driven by the combination of increased sales of Heads-Up Challenge, which carried higher relative product margins than sales of casino product, and the increase in casino license and service fees.  In addition, casino license fees increased at a faster rate than depreciation expense as the Company improved its utilization of leased PokerPro assets during the year.

Operating Expenses

Consolidated operating expenses were $3.0 million for the fourth quarter of 2008, a decrease of $0.6 million, or 16% from the fourth quarter of 2007.  For the full year, operating expenses were $13.0 million, a decrease of 8% when compared to $14.2 million for the full year 2007. Excluding non-cash depreciation and share-based compensation, operating expenses were $2.8 million for the fourth quarter and $11.7 million for the full year of 2008, decreasing $0.6 million and $1.5 million, respectively, from the prior year periods.

As a percent of total revenue, operating expenses improved to 98% of revenue for the fourth quarter of 2008, as compared to 255 % in the fourth quarter of 2007.  On a full year basis, operating expenses improved to 90% of revenues from 354% in the prior year.

Improvements in the operating expense percentage were directly attributable to the rapid growth in casino and amusement revenues combined with management initiatives to align expense levels with the current revenue base. During 2008, the company streamlined the organization, reducing headcount by 26% over the course of the year, and implemented a number of other expense rationalization initiatives.

Operating Results

Net loss per common share was $(0.16) for the fourth quarter and $(0.70) for the year 2008, an improvement of 47% from the fourth quarter of 2007 and 43% from the year 2007.

Net loss was $(1.8) million for the fourth quarter of 2008 and $(7.6) million for the year 2008, an improvement of 46% from the fourth quarter of 2007 and 41% from the  year 2007.. EBITDAS, a non-GAAP financial measure, was $(0.6) million for the fourth quarter and $(3.3) million for the full year 2008.  EBITDAS improved 75% from $(2.6) million for the fourth quarter of 2007 and 69% from $(10.5) million for the full year 2007.

Conference Call

PokerTek will host a conference call to discuss its December 31, 2008 results on Thursday, February 19, 2009 at 5:00 p.m. Eastern Time. Interested parties may listen to and participate in the conference call by dialing (888) 680-0894 (U.S./Canada) or (617) 213-4860 (Other) and entering passcode 70478634. A live webcast of the conference call will be available through a link on our website,www.pokertek.com, under the heading “Investors,” as well as at www.earnings.com andwww.streetevents.com. For those unable to participate in the live call, an archived replay will be made available for one year on our website. A replay of the conference call will also be available approximately two hours after the conclusion of the call for approximately 24 hours by dialing (888) 286-8010 (U.S./Canada) or (617) 801-6888 (Other) and entering passcode 68906463.

Use of Non-GAAP Measures

PokerTek, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding EBITDAS, which differs from the term EBITDA as it is commonly used.   In addition to adjusting net loss to exclude taxes, interest, and depreciation and amortization, EBITDAS also excludes noncash charges and share-based compensation expense.   EBITDA and EBITDAS are not measures of performance defined in accordance with GAAP. However, EBITDAS is used internally by PokerTek’s management and by its lenders in planning and evaluating the company’s operating performance.  Accordingly, management believes that disclosure of this metric offers investors, lenders and other stakeholders with an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

EBITDAS should not be considered as an alternative to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the Company’s performance.  A reconciliation of GAAP net loss to EBITDAS is included in the accompanying financial schedules.

About PokerTek, Inc.

PokerTek, Inc. (NASDAQ:PTEK), headquartered in Matthews, NC, develops and markets products for the casino and amusement industries.  PokerTek developed PokerPro® automated poker tables and related software applications to increase casino revenue, reduce expenses, and attract new players into poker rooms by offering interactive poker that is fast, fun and mistake-free.  Heads-Up Challenge™ is a two-player table that allows bar and restaurant patrons to compete head-to-head in various games for amusement purposes. Heads-Up Challenge increases earnings for game operators and provides patrons unique and challenging on-site entertainment.  Both products are installed worldwide.

For more information, please visit the company's website at www.pokertek.com or contact Mark Roberson at 704.849.0860 x101.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of the PokerPro systems by casinos and other customers, the expected adoption of the Heads-Up Challenge product by bars, restaurants and other customers, and the expected acceptance of the PokerPro systems and Heads-Up Challenge product by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures, and our financial condition, including our ability to maintain sufficient liquidity to operate our business. These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,
	2008	2007
Revenue:
License and service fees	$1,891,701	$763,193
Product sales	1,197,952	657,374
Total revenue	3,089,653	1,420,567

Direct cost of revenue:
Depreciation of PokerPro systems	680,253	612,012
Cost of product sales	1,032,860	640,876
Total direct cost of revenue	1,713,113	1,252,888

Operating Expenses:
Selling, general and administrative	2,133,826	2,354,708
Research and development	630,129	982,351
Share-based compensation expense	213,929	234,313
Depreciation	59,539	44,605
Total operating expenses	3,037,423	3,615,977

Operating loss	(1,660,883)	(3,448,298)

Interest income (expense), net	(70,207)	126,437

Net loss before income taxes	(1,731,090)	(3,321,861)

Income tax provision	(64,282)	-

Net loss	$(1,795,372)	$(3,321,861)
Net loss per common share - basic and diluted	$(0.16)	$(0.30)

Weighted average common shares outstanding -	10,960,932	10,934,464
basic and diluted

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2008
	(Unaudited)	2007	2006
Revenue:
License and service fees	$6,354,981	$2,494,708	$823,986
Product sales	8,069,743	1,509,983	1,155,931
Total revenue	14,424,724	4,004,691	1,979,917

Direct cost of revenue:
Depreciation of PokerPro systems	2,582,965	1,908,628	618,657
Cost of product sales	6,075,303	1,338,043	1,127,997
Total direct cost of revenue	8,658,268	3,246,671	1,746,654

Operating Expenses:
Selling, general and administrative	8,965,123	9,212,721	5,670,234
Research and development	2,766,543	3,992,449	3,545,256
Share-based compensation expense	1,106,113	822,349	813,316
Depreciation	210,260	144,717	90,936
Total operating expenses	13,048,039	14,172,236	10,119,742

Operating loss	(7,281,583)	(13,414,216)	(9,886,479)

Interest income (expense), net	(94,285)	564,600	740,761

Net loss before income taxes	(7,375,868)	(12,849,616)	(9,145,718)

Income tax provision	(262,905)	-	-

Net loss	$(7,638,773)	$(12,849,616)	$(9,145,718)

Net loss per common share - basic and diluted	$(0.70)	$(1.23)	$(0.97)

Weighted average common shares outstanding - basic and diluted	10,941,117	10,462,912	9,471,423

POKERTEK, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2008
Assets	(Unaudited)	2007
Current assets:
Cash and cash equivalents	$1,481,530	$1,229,980
Short term investments	3,900,000	5,950,000
Accounts receivables, net	1,600,464	968,536
Inventory	3,547,099	2,642,481
Prepaid expenses and other assets	213,222	331,199
Total current assets	10,742,315	11,122,196

Other assets:
PokerPro systems, net	3,821,376	4,991,634
Property and equipment, net	599,772	605,046
Other assets	542,214	377,029

Total assets	$15,705,677	$17,095,905

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$1,590,681	$1,465,202
Accrued liabilities	1,053,230	964,173
Long-term debt, current	2,889,261	-
Total current liabilities	5,533,172	2,429,375

Long-term debt	2,038,635	-

Total liabilities	7,571,807	2,429,375

Commitments and contingencies

Shareholders' equity:
Preferred stock, no par value per share; authorized 5,000,000, none issued and outstanding	-	-
Common stock, no par value per share; authorized 100,000,000 shares, issued and outstanding 11,021,429 and 10,934,464 shares at December 31, 2008 and December 31, 2007, respectively	-	-
Additional paid-in capital	42,459,333	41,353,220
Accumulated deficit	(34,325,463)	(26,686,690)
Total shareholders' equity	8,133,870	14,666,530

Total liabilities and shareholders' equity	$15,705,677	$17,095,905

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2008
	(Unaudited)	2007	2006
Cash flows from operating activities:
Net Loss	$(7,638,773)	$(12,849,616)	$(9,145,718)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,793,225	2,053,345	709,593
Share-based compensation expense	1,106,113	822,349	813,316
Provision for accounts and other receivables	14,672	47,129	19,301
Changes in assets and liabilities:
Accounts and other receivables	(646,600)	(743,276)	(140,490)
Prepaid expenses and other assets	(47,207)	(158,373)	(231,505)
Inventory	(904,618)	(741,485)	(1,300,321)
PokerPro systems	(1,412,707)	(4,250,373)	(1,673,909)
Accounts payable and accrued expenses	214,535	1,426,189	788,721
Net cash used in operating activities	(6,521,360)	(14,394,111)	(10,161,012)
Cash flows from investing activities:
Proceeds from sale of equipment	-	-	44,907
Purchases of property and equipment	(131,713)	(353,596)	(867,622)
Sale of investments	2,050,000	28,600,000	17,550,000
Purchase of investments	-	(27,000,000)	(10,050,000)
Net cash provided by investing activities	1,918,287	1,246,404	6,677,285
Cash flows from financing activities:
Proceeds from long-term debt	2,000,000	-	-
Proceeds from short-term debt	3,060,443	-	-
Repayments of short-term debt	(195,086)	-	-
Proceeds (expenses) from issuance of common stock, net of expenses	-	12,507,578	(36,712)
Proceeds from common stock options exercised	-	66,608	40
Repayments of capital lease	(10,734)	-	-
Net cash provided by (used in) financing activities	4,854,623	12,574,186	(36,672)
Net increase (decrease) in cash and cash equivalents	251,550	(573,521)	(3,520,399)
Cash and cash equivalents, beginning of year	1,229,980	1,803,501	5,323,900
Cash and cash equivalents, end of year	$1,481,530	$1,229,980	$1,803,501

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest	$265,375	$4,450	$1,171
Income taxes	$242,337	$-	$-

Non-cash transaction:
Capital lease obligation	$73,273	$-	$-

POKERTEK, INC.
RECONCILIATION TO EBITDAS
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Net loss, as reported	$(1,795,372)	$(3,321,861)	$(7,638,773)	$(12,849,616)
Interest income (expense), net	70,207	(126,437)	94,285	(564,600)
Income tax provision	64,282	-	262,905	-
Other taxes	64,554	1,514	107,752	24,126
Depreciation	739,792	656,617	2,793,225	2,053,345
Share-based compensation expense	213,929	234,313	1,106,113	822,349
EBITDAS(1)	$(642,608)	$(2,555,854)	$(3,274,493)	$(10,514,396)

(1) EBITDAS is defined as net loss before interest, taxes, depreciation, amortization, share-based compensation, and non-cash charg EBITDAS does not purport to represent net earnings or net cash used in operating activities, as those terms are defined under gene accepted accounting principles, and should not be considered as an alternative to such measurements or as indicators of the Comp performance. The Company's definition of EBITDAS may not be comparable with similarly titled measures used by other companies.